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ANTHERA PHARMACEUTICALS, INC.
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Dear Fellow Shareholders,

Throughout 2014 we made tremendous progress in a number of areas that we believe will help us deliver on the promise of bringing new treatment options to people around the world and growth for our shareholders. We expanded our product portfolio through the in-licensing of a Phase 3 product candidate, Sollpura™ (liprotamase), and initiated a partnership with the Cystic Fibrosis Foundation to aid in its development.  We successfully completed a strategic partnership with Zenyaku Kogyo Co., Ltd., of Tokyo, Japan, for the development of blisibimod in Asia which will help to fund our core programs and provide a wealth of experience in the area of immunology.  Recent data published about other clinical research programs in Lupus provided valuable insights into the optimal patient candidate for the final phases of blisibimod’s registration program.  And, with your help and the help of our partner Zenyaku Kogyo, we strengthened our balance sheet and have the resources necessary to push blisibimod and Sollpura to their initial clinical outcomes.

The CHABLIS Studies in People with Severe Manifestations of Lupus

Our trial with blisibimod in patients with moderate-to-severe SLE, CHABLIS-SC1, has continued to enroll well beyond our expectations, which we view as encouraging evidence that we are indeed making it easy for doctors to identify patients for therapy and we anticipate that the study will be fully enrolled this year.

Lupus is a complex disease and every piece of new information which guides us towards the optimal patient for blisibimod improves our chances to develop a therapy that matters to patients.  The analysis of published clinical data from nearly 4,000 patients taught us that patients with severe active disease are more likely to see clinically meaningful improvements in their signs and symptoms with the addition of a BAFF therapy. This is compelling evidence that supports the trial design in CHABLIS-SC1 and will help us further refine the design for CHABLIS-SC2, our second phase 3 study in lupus due to start later this year.

In November 2014, Dr. Michelle Petri presented data about blisibimod at the Annual College of Rheumatology in Boston, MA. In her presentation Dr. Petri outlined significant improvements in self-reported fatigue scores in patients with Lupus who were treated with blisibimod. The hope that we can play a part in improving the lives of patients with this disease is the strongest motivation we have as a company.

BRIGHT-SC and the Treatment of IgA Nephropathy

One of the most defining events of 2014 was our partnership for the development of blisibimod with Zenyaku Kogyo Co., Ltd. of Tokyo, Japan. Zenyaku will be an invaluable source of knowledge and local experience as we work towards developing blisibimod in Asia. IgA nephropathy, a slow progressing kidney disease, has a higher prevalence in Asia.  Through the combination of our global program with Zenyaku’s local expertise, we are poised to bring the potential of blisibimod’s disease modifying activity to these patients in hopes of slowing or halting the progression to kidney failure.  The BRIGHT-SC Phase 2/3 study continues to enroll patients around the world and we look forward to accelerating enrollment with the help of our partner and mutual shareholder, Zenyaku.

Our New Program:  Sollpura™ (liprotamase): For Patients with Exocrine Pancreatic Insufficiency:

In July of 2014, we expanded our development portfolio with the acquisition of Sollpura™ (liprotamase) from Eli Lilly & Co.  Sollpura represents the next generation of enzyme replacement therapy for patients with enzyme insufficiency due to cystic fibrosis and other pancreatic disorders.  The vital enzymes contained in Sollpura provide the needed digestive activity for patients with EPI to ensure appropriate absorption of nutrition.  Current pig-derived enzymes are unstable and must be coated to protect them from stomach acid - greatly increasing the volume of each capsule.  Patients are often required to take 4-5 capsules with each meal and for young children, particularly those with cystic fibrosis, the every meal burden of large and numerous capsules can prevent optimal treatment and cause poor nutritional absorption. We are hopeful our sachet powder formulation (liprotamase for oral solution) will solve this problem and give Mom and Dad a simple solution for their children at every meal.  In this regard, we are fortunate to have support from the Cystic Fibrosis Foundation to guide our efforts.  The Cystic Fibrosis Foundation Therapeutic Development Network is the largest cystic fibrosis trial network in the world and will be a tremendous resource as we embark on our Phase 3 SOLUTION clinical study with Sollpura later this year.

Our path forward is now clear and I am grateful to continue as part of Anthera’s team of experts who continue to exceed expectations and strive forward relentlessly. We are now swimming with the tide and with a validated sense of purpose and excitement.  We remain encouraged by our shareholders and colleagues at Zenyaku and Eli Lilly, who like all of us at Anthera, are confident we will bring these important products to patients in need.  Most importantly, we are inspired everyday by the many people around the world with Lupus, IgA Nephropathy or Cystic Fibrosis who reach out to us to share their personal story of need and hope.  We hope that the thought of life-changing therapies being just around the corner inspires as much hope in our prospective patients as it does in our team.

On behalf of the Board of Directors,

Paul F. Truex
President and Chief Executive Officer
April 9, 2015

*** Exercise Your Right to Vote *** Im ortant Notice Regarding the Availability of roxy Materials for the Stockholder Meeting to Be Held on November 12, 2013. UNWIRED LANET, INC. Unwired lanet, inc. 170 SoUth Virginia Street, SUite 201 reno, nV 89501 Meeting Information Meeting Ty e: Annual Meeting For holders as of: Se tember 24, 2013 Date: November 12, 2013 Time: 1:00 M ST Location: Unwired lanet Inc.’s office 170 South Virginia Street, Suite 201 Reno, Nevada 89501 U.S.A. You are receiving this communication because you hold shares in the com any named above. This is not a ballot. You cannot use this notice to vote these shares. This communication resents only an overview of the more com lete roxy materials that are available to you on the Internet. You may view the roxy materials online at www. roxyvote.com or easily request a a er co y (see reverse side). We encourage you to access and review all of the im ortant information contained in the roxy materials before voting. roxy See the materials reverse and side voting of this instructions. notice to obtain M63109- 43463

The Board of Directors recommends you vote FOR the following proposals and director nominees: 7. Election of Directors Nominees: 01) Philip A. Vachon 02) William Marino 03) Mark Jensen 1. Approval of an Amended and Restated Certicate of 5. Ratication of the selection of KPMG LLP as Unwired Planet’s Incorporation to declassify the Board of Directors. independent registered public accounting rm for the scal year ending June 30, 2014. 2. Approval of the Tax Benets Preservation Agreement. 6. To approve, on an advisory basis, the compensation of Unwired Planet’s named executive of cers as disclosed in this proxy statement. 3. Approval of an Amendment and Restatement of the Amended and Restated 2006 Stock Incentive Plan NOTE: To transact such other business as may properly come before the 2013 Annual Meeting or any adjournment or postponement thereof. 4. Approval of an Amendment and Restatement of the Amended and Restated 1999 Directors’ E

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